FIRST AMENDMENT OF THE
                      DATRON SYSTEMS INCORPORATED
                    PROFIT SHARING AND SAVINGS PLAN
                    (Amended and Restated as of March 1, 1994)

WHEREAS, the Datron Systems Incorporated Profit Sharing and Savings Plan (Amended and Restated as of March 1, 1994) (the "Plan") may be amended by the Board of Directors of Datron Systems Incorporated (the "Board") under Section 13.1 of the Plan; and

WHEREAS, the Board desires to amend the Plan in certain respects;
NOW, THEREFORE, effective as of April 1, 1997, the Plan is amended as follows:

1.   The last sentence of Section 1.6 is deleted.

2.   Section 1.41(a) shall read in full as follows:
"(a) for purposes of determining vesting with respect to periods prior to April 1, 1991, a Service Anniversary Year during which the Employee completes at least 1,000 Hours of Service; and"

3.   Section 2.1(b) shall read in full as follows:
"(b) Future Participants. Any Employee not described in paragraph (a) of this Section shall automatically commence participating in the Plan on the first day of the first pay period next following the date he has been an Employee for six months and has completed 500 Hours of Service, provided he is an Eligible Employee on such day. If 500 Hours of Service are not completed during the first six months of employment, participation in the Plan shall commence on the first day of the first pay period next following the expiration of any succeeding six-month period of employment during which 500 Hours of Service are completed, provided the Employee is an Eligible Employee on such day. If an Employee is not an Eligible Employee on such day, he shall automatically commence participating in the Plan on the day he becomes an Eligible Employee."

4.   Section 3.1(a) shall read in full as follows:

     "(a)  Written Election.  Each Participant may elect to make
Deferred Pay Contributions to the Plan. Such an election must be filed at least 10 days prior to the desired commencement date."

5. In Section 3.1(b), the maximum amount of Deferred Pay Contributions is increased from 15% to 20% of Compensation.

6.   Section 5.3(a)(1) shall read in full as follows:

"(1) completed at least 500 Hours of Service during such Plan Year and are Employees on the last day of such Plan Year, or"

7.   Section 5.3(b) shall read in full as follows:

"(b) Profit Sharing Contributions and Forfeitures. Any Profit Sharing Contribution to the Plan by any Participating Employer for any Plan Year and, except as provided in the last two sentences of Section 6.2(b), any forfeitures attributable to Employees of such Participating Employer for such Plan Year, shall be allocated to the Profit Sharing Accounts of:

     (1) those Participants who are Employees on the first and last day of such Plan Year, who were employed by the Participating Employer that makes the contribution for all or a portion of the relevant Plan Year, and who completed at least 1,000 Hours of Service during such Plan Year; and
     (2) those Participants or Employees who were Employees on the first day of such Plan Year and who were employed by the Participating Employer that makes the contribution for all or a portion of the relevant Plan Year, but ceased to be Employees during such Plan Year because of Normal Retirement, Total Disability, or death (without regard to the number of Hours of Service they completed during such Plan Year). Such allocation shall be made as of the last day of the Plan Year for which the Profit Sharing Contribution is made, in the ratio that each such Participant's or Employee's Compensation for the portion of the relevant Plan Year that he was both employed by the Participating Employer that makes the contribution and was an Eligible Employee bears to the total Compensation of all such Participants or Employees who were employed by the Participating Employer that makes the contribution for the portion of such Plan Year that they were Eligible Employees."

8.   Section 8.2(b)(2) shall read in full as follows:

"(2) A Participant's Plan Benefit shall be distributed (or distribution thereof shall commence) by April 1 of the calendar year following the calendar year in which he attains age 70-1/2 if the Participant is a "5% owner" (as defined in section 416(i)(1)(B)(i) of the Code)."

TO RECORD THE ADOPTION OF THIS FIRST AMENDMENT OF THE PLAN, the Board of Directors of Datron Systems Incorporated has caused this document to be executed by a duly authorized officer.
                                   Datron Systems Incorporated

Dated: May 19, 1997                By  WILLIAM L. STEPHAN